Exhibit 10.1

EXIT AND SETTLEMENT AGREEMENT

This Exit and Settlement Agreement (the “Agreement”) is made and entered into as of November 8, 2024, by and between Nukkleus Inc. with its address located at 525 Washington Blvd 14th Floor, Jersey City, New Jersey 07310, a corporation organized under the laws of the State of Delaware and listed on the NASDAQ stock exchange (the “Company”), and [*] (the “Director”).

RECITALS

WHEREAS, the Director has served as a non-executive director on the Company’s Board of Directors;

WHEREAS, the Company and the Director wish to provide for an orderly resignation and final settlement of all obligations between them;

WHEREAS, both parties wish to resolve all claims and liabilities related to the Director’s tenure with the Company; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:

1. Resignation of Director

The Director hereby resigns from their position as a non-executive director of the Company, effective as of November 8, 2024 (the “Termination Date”). The Company acknowledges receipt of the Director’s resignation and accepts it. Director acknowledges that the Director has no disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company acknowledges that is has no disagreement with the Director on any matter relating to the Director’s practices and services to the Company.

2. Final Payment and Share Settlement

a)	By way of full and final settlement of all outstanding Compensation and all outstanding mutual obligations, the Director and the Company agree that the Company will issue to the Director 46,700 shares of the Company’s common stock (the “Shares”). The issuance shall be implemented on or before five (5) business days from the date hereof (the “Issuance Date”)

b)	Subject to applicable laws and regulations, the Director will be entitled to all rights associated with the Shares, including the right to hold, sell, transfer, or otherwise dispose of the Shares at their sole discretion subject to standard restrictions mandated by the Securities Act of 1933, as amended (the “Securities Act”).

c)	The Director acknowledges and agrees that the Shares upon issuance shall bear customary restrictive legends referencing their restrictions on transfer in accordance with the Securities Act. The Director understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Director has been advised or is aware of the provisions of Rule 144, as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144, and the number of shares being sold during any three month period not exceeding specified limitations.

d)	The Company represents and warrants that, as of the Issuance Date, the Shares will be fully vested, and free from any lock-up agreements, or resale limitations imposed by the Company, and that all regulatory requirements under applicable securities laws have been satisfied to permit the issuance of the shares.

e)	The Director acknowledges that any dealings in the Shares must comply with applicable securities laws and NASDAQ trading regulations. The Director agrees to refrain from trading on any material, non-public information in violation of securities laws.

f)	The Director will be responsible for any taxes, fees, or other charges associated with the issuance, transfer, holding, or sale of the Shares. The Company shall provide any required documentation or reports to assist the Director with tax compliance.

g)	The Company will work with its transfer agent to ensure prompt delivery of the Shares to the name of the Director as book entry no later than the Issuance Date.

3. Release of Claims

a)	Director’s Release: The Director, on behalf of themselves, their heirs, and assigns, fully releases and discharges the Company, its subsidiaries, affiliates, officers, employees, agents, and representatives from any and all claims, demands, causes of action, or liabilities of any kind, known or unknown, arising out of or related to the Director’s role with the Company.

b)	Company’s Release: The Company, on behalf of its subsidiaries, affiliates, officers, and assigns, fully releases and discharges the Director from any and all claims, demands, causes of action, or liabilities of any kind, known or unknown, arising out of or related to the Director’s role with the Company.

4. Indemnity and Hold Harmless

a)	Indemnity: The Company agrees to indemnify the Director against any claims, losses, damages, or liabilities, including attorney’s fees and costs, incurred in connection with third-party claims or proceedings related to their role as a director, except for matters involving fraud or intentional misconduct. This indemnity will be governed by the Company’s bylaws and any applicable D&O insurance policy.

b)	Hold Harmless: The Company will hold the Director harmless from any legal claims or liabilities arising from their directorship, provided that the claims do not involve fraud or intentional misconduct.

4a. Piggyback Registration Rights; Proxy

a)	If, at any time during the one year period following the date of this Agreement, the Company shall propose to file with the Securities and Exchange Commission a registration statement under the Securities Act, as amended, (other than on Forms S-4 or S-8 or any successor to such forms), the Company shall include in such registration statement the Shares. The Company shall use best efforts to cause such registration statement to become effective as soon as practicable.

b)	In consideration of the issuance of the Shares, the Director hereby irrevocably constitutes and appoints Menachem Shalom or his successor as Chief Executive Officer of the Company, with full power of substitution, as the agents, attorneys and proxies of the Director, for and in the name, place and stead of the Director, to vote all of the shares of the Company’s common stock which The Director would be entitled to vote if then personally present at any such annual or special meeting in the manner specified and on any other business as may properly come before the meeting or by written consent of stockholders of the Company. This irrevocable proxy shall continue in force as long as the undersigned owns the shares underlying this proxy. This proxy shall cease to be enforceable upon the earlier of the written release by the Company or March 31, 2026.

4b. Voluntary and Knowing Agreement and Release.

Each of the parties hereto acknowledges that they have entered into this Agreement of their own free will, and that no promises or representations have been made to them by any person to induce them to enter into this Agreement other than the express terms set forth herein. Each of the parties hereto further acknowledges that they have read this Agreement and understands all of their respective terms.

5. Confidentiality and Non-Disparagement

a)	Confidentiality: The Director agrees to keep confidential all proprietary, confidential, or non-public information of the Company, including but not limited to business plans, financial data, customer information, and trade secrets.

b)	Non-Disparagement: The Director agrees not to make any statements, written or oral, that disparage the Company, its officers, directors, or employees. Likewise, the Company agrees not to make any disparaging statements about the Director.

6. Return of Company Property

The Director agrees to return to the Company any property belonging to the Company in the Director’s possession or control, including but not limited to documents, records, electronic devices, and access keys, by the Termination Date.

7. Non-Solicitation

For a period of 12 months after the Termination Date, the Director agrees that they will not directly or indirectly solicit or encourage any employee or consultant of the Company to leave the Company to engage in any competitive activity.

8. Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with and subject to the jurisdiction of the laws of Delaware, USA.

9. Entire Agreement

This Agreement constitutes the entire understanding between the parties and supersedes all prior agreements, representations, or understandings, whether written or oral, related to the subject matter hereof.

10. Amendments

No amendments or modifications to this Agreement shall be effective unless in writing and signed by both parties.

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of the date first written above.

NUKKLEUS INC.

By:
Name:	Menachem Shalom
Title:	CEO

[*]

Signature:
Date:

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